Exhibit 99.1

Paltalk, Inc. Appoints Geoff Cook to Board of Directors

Will Serve as Member of Strategic Transactions and Nominating Committees

Jericho, NY – October 11, 2023 (GLOBE NEWSWIRE) -- via NewMediaWire -- Paltalk, Inc. (“Paltalk,” the “Company,” “we,” “our” or “us”) (Nasdaq: PALT), a communications software innovator that powers multimedia social applications, today announced that Geoffrey Cook was appointed to the board of directors of the Company, effective as of October 10, 2023. The Company increased the size of the board of directors from five (5) directors to six (6) directors, and Mr. Cook was selected to fill the newly created vacancy.

Jason Katz, Chairman and CEO of Paltalk, commented, “We are thrilled to have Geoff join our board of directors at this time, as we embark on further advancing our business both organically and acquisitively. His experience, knowledge, and success in growing The Meet Group, and ultimately selling it in 2020 for $500 million to ProSiebenSat.1 Media, enables Geoff to provide us valuable guidance going forward. We look forward to Geoff’s insight and input as we evaluate the Company’s opportunities and continue to build and execute strategic plans.”

Geoff Cook, incoming independent director, stated, “I believe Paltalk has many great opportunities in front of it, and I’m pleased to work with Jason, the board of directors as a whole, and the other members of the Paltalk management team in building stockholder value for Paltalk. Having built and grown companies at similar stages to that of Paltalk, I believe my expertise will bring a unique perspective that will contribute positively to the team.”

Mr. Cook was also appointed to serve as a member of the Nominating and Corporate Governance Committee of the board of directors and the Strategic Transactions Committee of the board of directors.

ABOUT PALTALK, INC. (Nasdaq: PALT)

Paltalk, Inc. is a communications software innovator that powers multimedia social applications. Our product portfolio includes Paltalk and Camfrog, which together host a large collection of video-based communities. Our other products include ManyCam, Tinychat and Vumber. The Company has an over 20-year history of technology innovation and holds 10 patents. For more information, please visit: http://www.paltalk.com.

To be added to our news distribution list, please visit: http://www.paltalk.com/investor-alerts/.

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words.  Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, any economic recession and the overall inflationary environment on our results of operations and our business; our ability to effectively market and generate revenue from our applications; our ability to generate and maintain active users and to effectively monetize our user base; our ability to improve, market and promote the ManyCam software; our ability to retain the listing of our common stock on The Nasdaq Capital Market; our ability to release new applications or improve upon or add features to existing applications on schedule or at all; risks and uncertainties related to our increasing focus on the use of new and novel technologies to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively compete with existing competitors and new market entrants; our ability to effectively secure new software development and licensing customers; our ability to protect our intellectual property rights; the use of the internet and privacy and protection of user data; our ability to consummate favorable acquisitions and effectively integrate any companies or properties that we acquire; and our ability to manage our partnerships and strategic alliances. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

IR@paltalk.com

ClearThink

nyc@clearthink.capital

917-658-7878